UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 4, 2017

AquaVenture Holdings Limited
(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (B.V.I.) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG1111 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2017, AquaVenture Holdings Limited (the “Company”),  AquaVenture Holdings Peru S.A.C., an indirect wholly-owned subsidiary of the Company, and Quench USA, Inc., a wholly-owned subsidiary of the Company, (collectively the “Borrowers”) entered into a $150.0 million senior secured credit agreement (the “Credit Agreement”) with Deutsche Bank AG, London Branch as arranger and lender (the “Lender”) and Wells Fargo Bank, N.A., as administrative agent for the Lender (the “Administrative Agent”). The Credit Agreement is non-amortizing, matures in August 2021 and bears interest at LIBOR plus 6.00% with a LIBOR floor of 1%. Interest only payments are due quarterly with principal due in full upon maturity.

The Credit Agreement is guaranteed by the Company along with certain subsidiaries and contains financial and nonfinancial covenants. The financial covenants include minimum interest coverage ratio and maximum leverage ratio requirements as defined in the Credit Agreement,  and are calculated using consolidated Company financial information excluding the results of AquaVenture (BVI) Holdings Limited and its subsidiary Seven Seas Water (BVI) Limited. In addition, the Credit Agreement contains customary negative covenants limiting, among other things, indebtedness, investments, liens, dispositions of assets, restricted payments (including dividends), transactions with affiliates, prepayments of indebtedness, capital expenditures, changes in nature of business and amendments to documents.

The Company may prepay in whole or in part, the outstanding principal and accrued unpaid interest under the Credit Agreement. A prepayment fee is due upon repayment if it occurs prior to August 4, 2018. The Credit Agreement is collateralized by substantially all of the assets of the Borrowers and stated guarantors.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed with this Report on Form 8-K hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On August 4, 2017, the Company utilized approximately $100 million of the proceeds from the Credit Agreement to repay in full the outstanding principal on the following debt obligations:

•

The Amended and Restated Credit Agreement, dated April 18, 2016 (as amended, restated, or modified or supplemented from time to time), between The Bank of Nova Scotia and Seven Seas Water (Trinidad) Unlimited, an indirect wholly-owned subsidiary of the Company;

•

The Credit  Agreement, dated March 27, 2013 (as amended, restated, amended and restated, or modified or supplemented from time to time), between the Bank of Nova Scotia and Firstbank Puerto Rico and Seven Seas Water (USVI), an indirect wholly-owned subsidiary of the Company;

•

The Loan and Security Agreement, dated October 7, 2011 (as amended, restated, amended and restated, or modified or supplemented from time to time), between ORIX Growth Capital (f/k/a ORIX Venture Finance LLC) and Quench USA, Inc., a wholly-owned subsidiary of the Company; and

•

The Credit Agreement, dated June 18, 2015 (as amended, restated, amended and restated, or modified or supplemented from time to time), among Citibank, N.A., the Company, Aqua Venture Holdings Curaçao N.V., a wholly-owned subsidiary of the Company, Seven Seas Water Corporation, a wholly-owned subsidiary of the Company and AquaVenture Capital Limited, an indirect wholly-owned subsidiary of the Company.

All of the above agreements were terminated upon full payment of the respective remaining balances plus applicable prepayment fees, breakage costs and acceleration of debt financing fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Credit Agreement dated August 4, 2017 between AquaVenture Holdings Limited, AquaVenture Holdings Peru S.A.C., Quench USA, Inc and Deutsche Bank AG, London Branch
99.1	Press Release issued by the Company on August 4, 2017, furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017	AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Lee S. Muller
Chief Financial Officer